Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281883

PROSPECTUS SUPPLEMENT

(To prospectus dated September 10, 2024)

LOOP INDUSTRIES, INC.

Up to $15,000,000

Common Stock

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We have entered into an At the Market Offering Agreement (the “Offering Agreement”) with Roth Capital Partners, LLC, as exclusive sales agent (the “Sales Agent”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Offering Agreement, we may from time to time offer and sell shares of our common stock (the “Shares”) having an aggregate offering price of up to $15,000,000 through or to the Sales Agent, acting as our agent or principal.

Sales of Shares, if any, under this prospectus supplement and accompanying prospectus will be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The compensation payable to the Sales Agent for sales of Shares with respect to which the Sales Agent acts as sales agent shall be 3.0% of the gross sales price for such Shares.

Under the terms of the Offering Agreement, we also may sell Shares to the Sales Agent as principal for its own accounts. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction. In connection with the sale of the Shares on our behalf, the Sales Agent will be deemed an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Sales Agent is not required to sell any specific number or dollar amount of Shares, but, if instructed to do so and subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell all of the designated Shares on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP”. On July 2, 2025, the last trading day before our entry into the Offering Agreement providing for the sale of the Shares, the last reported sale price of our common stock on The Nasdaq Global Market was $1.26 per share.

As of July 2, 2025, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $16,130,974, based on 47,718,350 shares of outstanding common stock, of which 27,812,024 shares are held by non-affiliates, and the last reported sale price of our common stock of $1.74 per share on June 11, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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Roth Capital Partners

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The date of this prospectus supplement is July 3, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement and having the later date, the statement in the document having the later date modifies or supersedes the earlier statement. Generally, when we refer to “this prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.

Before you invest in shares of our common stock, you should read, in their entirety, this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Incorporation by Reference,” the accompanying prospectus or in any related issuer free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document.  You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-1

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering.  This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement.  Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor the Sales Agent makes any representation regarding the legality of an investment in our common stock by any person under applicable investment or similar laws.

We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless expressly indicated or the context requires otherwise, the terms “Loop Industries,” “Loop,” the “Company,” “we,” “us” and “our” in this prospectus mean Loop Industries, Inc., a Nevada corporation, and its consolidated subsidiaries taken as a whole. As used in this prospectus supplement, the following terms are being provided to investors can better understand our business:

·	Depolymerization refers to the chemical process of breaking down a polymer molecule into its constituent monomers or smaller subunits. Depolymerization is the opposite of polymerization.

·	DMT is an acronym for dimethyl terephthalate, which is a monomer used in the production of polyethylene terephthalate (“PET”), as well as other products.

·	MEG is an acronym for monoethylene glycol, which is a monomer used in the production of PET, as well as other products.

·	Polymerization refers to a process of reacting monomer molecules together in a chemical reaction to form polymer chains or three-dimensional networks.

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PET is an acronym for polyethylene terephthalate, which is a thermoplastic polymer resin of the polyester family showing excellent tensile and impact strength, chemical resistance, clarity, and processability, and reasonable thermal stability. It is typically produced through the reaction of terephthalic acid or DMT and MEG. PET is the material which is most commonly used for the production of plastic packaging, including plastic bottles for water and carbonated soft drinks, containers for food and other consumer products; it is commonly identified by the number “1”, often inside an image of a triangle, on the packaging. PET is also the specific type of polyester most commonly used to produce polyester fiber for a variety of applications including textiles, clothing and apparel.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus supplement from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

OUR COMPANY

Company Overview

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles, packaging, and textiles such as carpets and clothing, into its base building block monomers, DMT and MEG. The monomers are separated, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, helping to close the plastic loop. Loop Industries is committed to contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Loop plans to commercialize the Infinite Loop™ technology through a combination of direct investments with strategic partners to own and operate commercial facilities and the licensing of its technology.

As the initial phase of our plan for the commercialization of future Infinite Loop™ manufacturing facilities, we constructed and have successfully operated our Terrebonne, Québec depolymerization production facility for the past five years, demonstrating the effectiveness of our technology and supplying Loop PET resin and polyester fiber to customers. The facility is also used for research and development activities.

Loop is currently executing on its commercialization strategy through two key strategic partnerships. The Company is advancing towards the construction of an Infinite Loop™ manufacturing facility in India through its 50/50 joint venture in India with Ester Industries Ltd. The facility’s planned production capacity is 70,000 tons per year of Loop branded PET resin and polyester fiber. In addition, the Company sold its first technology license to Reed Management SAS, known as Reed Societe Generale Group, for one Infinite Loop™ manufacturing facility in Europe for an initial down payment of €10 million with additional milestone payments to be received by Loop as the project advances. Infinite Loop Europe, an entity to be owned 10% by Loop and 90% by Reed Societe Generale Group, was formed with the purpose of developing Infinite Loop™ manufacturing facilities in Europe. These initiatives represent key steps in implementing the Company’s plan to deploy its proprietary depolymerization technology in global markets.

Corporate Information

We are a Nevada corporation with our principal executive offices located at 480 Fernand-Poitras Street, Terrebonne, Québec, Canada J6Y 1Y4. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus supplement.

S-4

THE OFFERING

Common stock offered by us Common stock to be outstanding after this offering (1)

Shares of common stock having an aggregate offering price of up to $15,000,000.

59,623,112 shares, after giving effect to the assumed sale of 11,904,762 shares of our common stock, which is determined by dividing the total sale of $15,000,000 of common stock by the assumed price of $1.26 per share, which was the closing price of our common stock on The Nasdaq Global Market on July 2, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering

Sales of the Shares, if any, may be made by means that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. If instructed by us to do so, and subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated Shares as instructed. See “Plan of Distribution.”

Use of proceeds

We intend to use the net proceeds of this offering for working capital and other general corporate purposes, which may include capital expenditures and construction costs for our planned manufacturing facilities, providing financing to our joint venture projects and acquiring joint venture interests, and acquisition, license or investment in complementary products, technologies or businesses. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we authorize for use in connection with this offering for a discussion of factors you should carefully consider before investing in our common stock.

Exchange listing	Our common stock is listed on The Nasdaq Global Market under the ticker symbol “LOOP”.

(1) The number of shares of our common stock to be outstanding after this offering is based on 47,718,350 shares of common stock outstanding as of July 2, 2025 and unless specifically stated otherwise, excludes as of such date:

·	1 share of our common stock issuable upon the conversion of 1 share of Series A preferred stock;

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2,338,853 shares of our common stock issuable upon conversion of 1,044,430 shares of Series B convertible preferred stock in accordance with the formula set forth in the Certificate of Designation for the Series B convertible preferred stock;

·	5,573,138 shares of our common stock issuable upon the exercise of options outstanding under our 2017 Equity Incentive Plan (the “Plan”) at a weighted average exercise price of $3.19 per share;

·	3,981,121 shares of our common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding under the Plan; and

·	1,105,440 additional shares of our common stock that are reserved for issuance under the Plan.

S-5

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face, and there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Common Stock and this Offering

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.

The public offering price of the common stock offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. You may experience future dilution as a result of future equity offerings. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. We also expect to continue to utilize equity-based compensation. To the extent that outstanding options are exercised, outstanding shares of convertible preferred stock are converted, outstanding RSUs vest and are settled, or we issue additional shares of common stock, preferred stock, or other securities that are convertible into, exercisable for, or exchangeable for our common stock or preferred stock in the future, you may experience additional dilution.

The actual number of shares of common stock we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Offering Agreement. The number of shares of common stock that are sold by the Sales Agent after our delivery of a placement notice to such Sales Agent will depend on the market price of the shares of common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

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The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

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Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

·	Issuance of convertible or equity securities, including through this offering, for general corporate or merger and acquisition purposes;

·	Issuance or repayment of debt, accounts payable or convertible debt for general corporate or merger and acquisition purposes;

·	Sale of a significant number of shares of our common stock by stockholders;

·	General market and economic conditions;

·	Quarterly variations in our operating results;

·	Investor and public relation activities;

·	Announcements of technological innovations;

·	Competitive activities;

·	Low liquidity; and

·	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

Our stock price may fluctuate more than the stock market as a whole and it may be difficult to sell large numbers of our shares at prevailing trading prices.

Our stock price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Without a larger public float, shares of our common stock will be less liquid than the shares of common stock of companies with broader public ownership, and as a result, it may be difficult for investors to sell the number of shares they desire at an acceptable price. Trading of a relatively small volume of shares of our common stock may have a greater effect on the trading price than would be the case if our public float were larger. We cannot assure you that an active trading market for our common stock will develop or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our common stock will develop or be maintained, your ability to sell your shares of our common stock when desired or the prices that you may obtain for your shares.

Raising additional capital, including as a result of this offering, will cause dilution to our stockholders or restrict our operations.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, joint ventures, government incentives, and/or customer contributions. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

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If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate further commercialization of our technologies and products.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We have broad discretion in the application of the net proceeds from this offering and may spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures and construction costs for our planned manufacturing facilities, providing financing to our joint venture projects and acquiring joint venture interests, and acquisition, license or investment in complementary products, technologies or businesses. Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the further commercialization of our technologies and products and cause the price of our common stock to decline.

Future capital raises or other issuances of equity or debt securities may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

Pursuant to our articles of incorporation, we are authorized to issue 250,000,000 shares of common stock. As of July 2, 2025, we had 47,718,350 shares of common stock outstanding, 5,573,138 shares of common stock issuable upon the exercise of outstanding options, 3,981,121 shares of common stock issuable upon the vesting and settlement of outstanding RSUs, 1,105,440 additional shares of common stock reserved for issuance under the Plan, 1 share of common stock issuable upon conversion of 1 outstanding share of Series A preferred stock, and 2,338,853 shares of our common stock issuable upon conversion of 1,044,430 outstanding shares of Series B convertible preferred stock. To the extent that common stock is available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional shares could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

Pursuant to our articles of incorporation, we are also authorized to issue 25,000,000 shares of blank check preferred stock. As of July 2, 2025, we had 1 share of Series A preferred stock and 1,044,430 shares of Series B convertible preferred stock outstanding. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation preference and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to designate or issue any shares of our authorized blank check preferred stock, there can be no assurance that we will not do so in the future.

In the future, we may also attempt to increase our capital resources by offering debt securities. These debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.

Because our decision to issue securities or incur debt in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us.

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This offering may cause the trading price of our common stock to decrease.

The price per share and the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in a decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for shares of common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the commercialization of our products and technologies or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our shares of common stock. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

USE OF PROCEEDS

We may offer and sell shares of common stock having aggregate gross proceeds of up to $15,000,000 from time to time pursuant to the Offering Agreement. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement.

We intend to use the net proceeds from the sale by us of the securities to which this prospectus supplement relates for working capital and other general corporate purposes, which may include capital expenditures and construction costs for our planned manufacturing facilities, providing financing to our joint venture projects and acquiring joint venture interests, and acquisition, license or investment in complementary products, technologies or businesses. We cannot specify with certainty all of the particular uses of the proceeds from this offering for the purposes as set forth herein. Accordingly, we will retain broad discretion over the use of any such proceeds.

DIVIDEND POLICY

We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance our business strategy. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

S-9

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of February 28, 2025 was approximately ($1,341,000), or approximately ($0.03) per share of our common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the assumed sale of 11,904,762 shares of common stock in this offering at an assumed public offering price of $1.26 per share (the last reported sale price per share of our common stock on The Nasdaq Global Market on July 2, 2025), and after deducting the estimated Sales Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2025 would have been approximately $13,062,000, or $0.22 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.25 per share to our existing stockholders, and an immediate dilution of $1.04 per share to new investors purchasing common stock in this offering at the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.26
Net tangible book value (deficit) per share as of February 28, 2025	$(0.03)
Increase in net tangible book value per share attributable to this offering	$0.25
Pro forma as adjusted net tangible book value per share as of February 28, 2025 after this offering		$0.22
Dilution in net tangible book value per share to new investors in this offering		$1.04

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options, the conversion of outstanding convertible stock, or the vesting and settlement of outstanding RSUs.

The discussion and table above are based on 47,620,263 shares of our common stock outstanding as of February 28, 2025, and do not include as of February 28, 2025:

·	1 share of our common stock issuable upon the conversion of 1 share of Series A preferred stock;

·	2,241,423 shares of our common stock issuable upon conversion of Series B convertible preferred stock in accordance with the formula set forth in the Certificate of Designation for the Series B convertible preferred stock;

·	2,771,216 shares of our common stock issuable upon the exercise of options outstanding under the Plan at a weighted average exercise price of $5.25 per share;

·	4,466,958 shares of our common stock issuable upon the vesting and settlement of RSUs outstanding under the Plan; and

·	2,159,612 additional shares of our common stock that are reserved for issuance under the Plan.

To the extent that outstanding options are exercised, outstanding shares of convertible preferred stock are converted, outstanding RSUs vest and are settled, or we issue additional shares of common stock, preferred stock, or other securities that are convertible into, exercisable for, or exchangeable for our common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-10

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with the Sales Agent dated July 3, 2025, under which we may issue and sell over a period of time and from time to time shares of our common stock through or to the Sales Agent, acting as sales agent or principal, having an aggregate offering price of up to $15,000,000. Sales of the Shares to which this prospectus relates, if any, will be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. As our sales agent, the Sales Agent will not engage in any transactions that stabilize the price of our common stock.

The Sales Agent will offer the shares of our common stock subject to the terms and conditions of the Offering Agreement as agreed upon by us and the Sales Agent. We will designate the maximum number of shares or dollar value of common stock to be sold through the Sales Agent, the minimum sales price and the date or dates on which such shares of common stock are to be sold, or otherwise determine such maximum number together with the Sales Agent. Subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the Sales Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of shares of common stock being made through the Sales Agent under the Offering Agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our common stock that may be offered hereby, we will pay the Sales Agent an amount equal to 3.0% of the aggregate sales price received by the Sales Agent from each sale of shares of our common stock. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the Offering Agreement. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the Sales Agent’s ongoing diligence arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $5,000 per representation date (as defined in the Offering Agreement). We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agent under the Offering Agreement, will be approximately $150,000.

The Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Global Market each trading day in which shares of common stock are sold under the Offering Agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales price per share, the compensation payable by us to the Sales Agent and the proceeds to us net of such compensation.

Under the terms of the Sales Agreement, we may, if agreed to by the Sales Agent, also sell shares of our common stock to the Sales Agent, as principal for its own account, at a price per share and such other terms to be agreed upon at the time of sale. However, the Sales Agent has no obligation to agree to purchase shares of our common stock as principal.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Sales Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Offering Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

S-11

The offering of shares of our common stock pursuant to this prospectus will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Offering Agreement, pursuant to its terms, by either the Sales Agent or us.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its affiliates, has in the past provided, and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and such affiliates may in the future receive customary fees and expenses for these transactions. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction where any such offer or a solicitation is unlawful.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 28 Liberty Street, Floor 53, New York, NY 10005.

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP”.

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. We have filed a copy of the Offering Agreement as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement, which is incorporated by reference herein.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada. Certain legal matters relating to this offering will be passed upon for the Sales Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 28, 2025, as amended by the Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended February 28, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-12

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-281883) under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are a reporting company and file annual, quarterly and current reports, and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us at www.loopindustries.com. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus, and you should not consider it to be part of this document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

·	our Annual Report on Form 10-K for the year ended February 28, 2025, filed with the SEC on May 29, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 30, 2025;
·	Our Current Reports on Form 8-K filed with the SEC on March 7, 2025 and July 3, 2025; and
·

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended February 28, 2025, filed with the SEC on May 29, 2025, and all amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all filings made after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-13

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Loop Industries, Inc.

480 Fernand-Poitras, Terrebonne

Québec, Canada J6Y 1Y4

Attn: Investor Relations

(450) 951-8555

In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.loopindustries.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

S-14

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 30, 2024

PROSPECTUS

Loop Industries, Inc.

$175,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $175,000,000 in any combination of debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages ii and 20, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP.” On August 29, 2024, the last reported sale price of our common stock was $1.59.

As of August 30, 2024, and pursuant to Instruction I.B.1 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $51.2 million, based on 47,620,263 shares of outstanding common stock, of which 24,129,543 shares were held by affiliates, and a price of $2.18 per share, which was the price at which our common stock was last sold on The Nasdaq Global Market on July 12, 2024, a date within 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this base prospectus and the accompanying prospectus supplement form a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”). After giving effect to the Baby Shelf limitation and the current public float of our common stock, we currently may offer and sell shares of our common stock having an aggregate offering price of up to approximately $17.1 million. As of August 30, 2024, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this base prospectus.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Incorporation by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

For investors outside the United States: We have not done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context indicates otherwise, references in this prospectus to “Loop Industries, Inc.,” “Loop,” “the Company,” “we,” “our” and “us” refer, collectively, to Loop Industries, Inc., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the matters set forth under the section captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Company Overview

Loop is a technology company whose mission is to accelerate the world’s shift towards sustainable polyethylene terephthalate (“PET”) plastic and polyester fiber and away from the dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber (“Infinite Loop™ Technology”), including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement towards a circular economy by reducing and recovering plastic waste for a sustainable future.

We also intend to leverage the Infinite Loop™ Technology to expand into specialty chemicals and polymers through a unique product offering of lower carbon footprint rDMT, rMEG and specialty polymers. Loop intends to produce and sell rDMT, rMEG and other specialty polymers directly to chemical companies as a simple drop-in supplement and circular alternative. We believe this expanded product portfolio will enable the Infinite Loop™ Technology to reach new markets and cater to a broader range of customers across multiple industries including electronics, automotive, textile, cosmetics and packaging and other applications. This recent expansion in Loop’s product offering is non-reliant on green premiums or carbon and plastic credits, and we believe it addresses a global shortage in supply of DMT and high demand for low carbon MEG, and lowers capital intensity for commercial projects with the removal of polymerization equipment.

The Company is presently in the planning stages of pursuing the construction of Infinite Loop™ commercial scale facilities. Loop is currently engaged in discussions to secure financing for its investments in the various planned manufacturing facilities and the sequencing of the manufacturing facilities will be determined in conjunction with the outcome of the Company’s financing discussions and discussions with our partners.

Our principal executive offices are located at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4, and our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

1

The Securities That May Be Offered

We may offer debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units, either individually or in combination, up to a total dollar amount of $175,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

·	designation or classification;

·	aggregate offering price;

·	rates and times of payment of dividends, if any;

·	redemption, conversion, exercise or exchange terms, if any;

·	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

·	ranking;

·	restrictive covenants, if any;

·	voting or other rights, if any; and

·	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

·	the names of those agents or underwriters;

·	applicable fees, discounts and commissions to be paid to them;

·	details regarding over-allotment options, if any; and

·	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and other filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any amendments thereto reflected in any such subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material based on the information currently known to us. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statements Regarding Forward-Looking Statements.”

3

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute it, (ix) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection them, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in our filings with the SEC that are incorporated herein by reference.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties, and a review of information filed by our competitors with the SEC or otherwise publicly available.

You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as at the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference in this prospectus may contain industry and market data that we obtain from our internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to us and industry sources. These sources do not guarantee the accuracy or completeness of the information.

Industry publications, studies and surveys generally state that they were prepared based on sources believed to be reliable, although there is no guarantee of accuracy. While we believe that each of these studies and publications is reliable, we have not independently verified the market and industry data provided by third-party sources. In addition, while we believe our internal research is reliable, not all such research has been verified by any independent source. The market data may include projections that are based on a number of other projections or third party North American or European PET indexes. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections. We note that assumptions underlying industry and market data are subject to change over time, risks and uncertainties, including those discussed under “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” of this prospectus.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes, including capital expenditures and construction costs for our planned manufacturing facilities, providing financing to our joint venture projects and acquiring joint venture interests, and acquisition, license or investment in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Any further details regarding the use of the net proceeds of a specific series or class of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may constitute either senior or subordinated debt securities, and may also include convertible debt securities. We will issue any debt securities that will be senior debt under an Indenture between us and a trustee, or the “Senior Indenture.” We will issue any debt securities that will be subordinated debt under an Indenture between us and a trustee, or the “Subordinated Indenture.” This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.” The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part. The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture. The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”. The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise. We may limit the maximum total principal amount for the debt securities of any series. However, any limit under the Indentures may be increased by resolution of our Board of Directors. We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order. The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations. The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material. The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

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We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

·	the title of the series of debt securities;
·	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;
·	the maturity date or dates;
·	the form of the debt securities of the series;
·	the applicability of any guarantees;
·	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
·	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
·	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
·	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
·	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
·	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
·	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
·	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;
·	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
·	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;
·	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
·	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
·	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
·	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
·	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
·	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
·	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
·	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
·	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
·	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
·	any restrictions on transfer, sale or assignment of the debt securities of the series; and
·	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

·

if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

·

if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

·

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

·	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

·	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
·

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

·	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
·	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
·

such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

·

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modifications of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

·	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
·	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
·	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
·

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

·

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

·	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;
·

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

·	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
·

to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or

·	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

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In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

·	extending the fixed maturity of any debt securities of any series;
·	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
·	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

·	provide for payment;
·	register the transfer or exchange of debt securities of the series;
·	replace stolen, lost or mutilated debt securities of the series;
·	pay principal of and premium and interest on any debt securities of the series;
·	maintain paying agencies;
·	hold monies for payment in trust;
·	recover excess money held by the trustee;
·	compensate, reimburse and indemnify the trustee; and
·	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

·

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

·	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock and shares of preferred stock that we may issue. The description below, and in any prospectus supplement, does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our articles of incorporation, as amended (our “Articles”), and our bylaws, as amended (our “Bylaws”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Articles and Bylaws, see the section titled “Where You Can Find More Information.”

Our Articles authorize 275,000,000 shares of capital stock, all with a par value of $0.0001 per share, which consists of:

·	250,000,000 shares are designated as common stock;
·	1 share is designated as Series A preferred stock; and
·	24,999,999 shares are undesignated preferred stock.

As of August 29, 2024 we had 47,620,263 outstanding shares of common stock held of record by 44 stockholders, and one outstanding share of Series A preferred stock held of record by one stockholder. No undesignated preferred stock was outstanding as of that date, however we plan to issue additional preferred stock, for an amount equal to €10,000,000, pursuant to and in accordance with the Share Purchase Agreement, dated May 30, 2024, between Loop Industries, Inc. and Reed Management SAS, as disclosed and filed as Exhibit 10.1 in our Current Report on Form 8-K filed with the SEC on June 4, 2024.

Undesignated Preferred Stock

Subject to the rights of the preferred stockholders set forth in “Series A Preferred Stock; Common Stock-Protective Provisions” below, under the terms of our Articles, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

·	restricting dividends on the common stock;
·	diluting the voting power of the common stock;
·	impairing the liquidation rights of the common stock; or
·	delaying or preventing changes in control or management of our company.

Series A Preferred Stock; Common Stock

Voting

Except as set forth below, each holder of Series A preferred stock has the same rights as holders of common stock and shall be entitled to notice of any stockholders’ meeting. They shall also be entitled to vote with the holders of common stock, and not as a separate class, except as may otherwise be required by law. Except as set forth below, each stockholder shall be entitled to one (1) vote for each share of stock outstanding. Except as set forth below or otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the stockholders. There are no cumulative rights to voting.

Each share of Series A preferred stock is entitled to the number of votes calculated as follows:

n = ((Ct  / 0.35) - (Ct + Cdp)) / SAt

Where:

·	Ct = The number of shares of common stock outstanding and entitled to vote;
·	Cdp = The number of shares of common stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and
·	SAt = The number of shares of Series A preferred stock outstanding.

Additionally, for as long as any shares of Series A preferred stock are outstanding, the holders of Series A preferred stock shall be entitled to elect one director (the “Series A Director”).

Protective Provisions

For as long as any shares of Series A preferred stock are outstanding, the Company must obtain the approval of at least a majority of the holders of the outstanding shares of preferred stock, voting as a separate class, to:

1.	amend our Articles or, unless approved by our board of directors, including by the Series A Director, amend our Bylaws;

2.	change or modify the rights, preferences or other terms of the Series A preferred stock, or increase or decrease the number of authorized shares of Series A preferred stock;

3.

reclassify or recapitalize any outstanding equity securities, or, unless approved by our board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

4.

authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company, where a Deemed Liquidation shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary; provided, however , that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, or (B) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A preferred stock;

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5.	increase or decrease the size of our board of directors as provided in our Bylaws or remove the Series A Director (unless approved by our board of directors, including the Series A Director);

6.	Declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by our board of directors, including the Series A Director);

7.

redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by our board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our board of directors, including the Series A Director);

8.

create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

9.	replace the President and/or Chief Executive Officer of the Company (unless approved by our board of directors, including the Series A Director);

10.	transfer assets to any subsidiary or other affiliated entity (unless approved by our board of directors, including the Series A Director);

11.

issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A preferred stock (unless approved by our board of directors, including the Series A Director);

12.	modify or change the nature of the Company’s business;

13.

acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by our board of directors, including the Series A Director); or

14.

sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any subsidiary outside the ordinary course of business (unless approved by our board of directors, including the Series A Director).

Dividends

Subject to the rights of the preferred stockholders described above under the heading “Protective Provisions”, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of common stock. Shares of common stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from the Company. If a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of common stock and Series A preferred stock shall both receive common stock or rights to acquire common stock. No dividends shall be declared or payable in the form of Series A preferred stock.

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Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Conversion

Voluntary Conversion: Each share of Series A preferred stock shall be convertible into one fully paid and nonassessable share of common stock at the option of the holder.

Automatic Conversion: Each share of Series A preferred stock shall automatically convert into one share of common stock upon the first to occur of (a) a transfer of such share of Series A preferred stock other than to a permitted transferee, (b) the death or incapacity of Daniel Solomita or any permitted transferee holding such share of Series A Preferred Stock, (c) the resignation of Daniel Solomita as an officer of the Company, or (d) the first business day falling on or after the date on which Daniel Solomita ceases to hold, together with his permitted transferees, an aggregate number of the outstanding shares of common stock held by him on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of common stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016).

Other Provisions

Holders of our common stock and Series A preferred stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock or Series A preferred stock.

Listing on the NASDAQ

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road 2nd floor Ridgefield Park, NJ 07660.

Effect of Certain Provisions of our Articles and Bylaws

The following is a summary of certain important provisions of our Articles and Bylaws. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and Bylaws.

Articles and Bylaws

Some provisions of our Articles and Bylaws contain provisions that could make the following transactions more difficult:

·	acquisition of us by means of a tender offer;
·	acquisition of us by means of a proxy contest or otherwise; or
·	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

·	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
·	Protective Provisions. The Series A preferred stock has certain protective provisions, as described above under the heading “Protective Provisions,” that could have an effect of delaying, deferring or preventing a change in control of the Company.

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock—Undesignated Preferred Stock” and “Description of Capital Stock—Series A Preferred Stock; Common Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

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Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

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We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

·	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

·

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

·	the title of the warrants;
·	the price or prices at which the warrants will be issued;
·	the designation, amount and terms of the securities for which the warrants are exercisable;
·	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
·	the aggregate number of warrants;
·	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
·	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
·	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
·	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
·	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
·	the maximum or minimum number of warrants that may be exercised at any time;
·	information with respect to book-entry procedures, if any; and
·	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, preferred stock or depositary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

·	the price, if any, for the subscription rights;
·	the exercise price payable for each share of common stock or preferred stock or depositary share upon the exercise of the subscription rights;
·	the number of subscription rights issued to each stockholder;
·	the number and terms of the shares of common stock or preferred stock or depositary shares which may be purchased per each subscription right;
·	the extent to which the subscription rights are transferable;
·	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
·	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
·	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
·	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities issued by us or by third parties. The applicable prospectus supplement will describe:

·

the terms of the units and of the subscription rights, warrants, debt securities, preferred stock, depositary shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

·	a description of the terms of any unit agreement governing the units; and
·	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell securities:

·	to or through underwriters;

·	to or through dealers;

·	through agents;

·	directly to purchasers, including our affiliates; or

·	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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The distribution of the securities may be effected from time to time in one or more transactions:

·	at a fixed price or prices that may be changed from time to time;

·	at market prices prevailing at the time of sale;

·	at prices related to such prevailing market prices; or

·	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

We may use any one or more of the following methods when selling securities:

·	underwritten transactions;

·	privately negotiated transactions;

·	sales through the Nasdaq Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

·	sales in the over-the-counter market;

·	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

·	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

·	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

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·	exchange distributions and/or secondary distributions;

·	short sales and delivery of shares of common stock to close out short positions;

·	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

·	the terms of the offering;

·	the name of the agent or any underwriters;

·	the name or names of any managing underwriter or underwriters;

·	the public offering or purchase price;

·	the net proceeds from the sale of the securities;

·	any delayed delivery arrangements;

·	any discounts and commissions to be allowed or paid to the agent or underwriters;

·	any initial price to the public;

·	all other items constituting underwriting compensation;

·	any discounts and commissions to be allowed or paid to dealers;

·	any commissions paid to agents and

·	any exchanges on which the securities will be listed.

Sale to or through Underwriters or Dealers

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

·	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

·	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will sell our securities to or through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 29, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.loopindustries.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

·	our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024;

·	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 29, 2024;

·	our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2024, filed with the SEC on July 15, 2024;

·	our Current Reports on Form 8-K filed with the SEC on May 7, 2024, May 29, 2024, May 30, 2024, June 4, 2024, July 3, 2024, and July 15, 2024;

·	the description of our securities set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024, and all amendments and reports updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Loop Industries, Inc.

480 Fernand-Poitras, Terrebonne

Québec, Canada J6Y 1Y4

Attn: Investor Relations

(450) 951-8555

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LOOP INDUSTRIES, INC.

Up to $15,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

July 3, 2025